Exhibit 99.1
MEDIA CONTACT:	INVESTOR RELATIONS CONTACT:
Cheryl Cink, for Glowpoint	Jonathan Brust
Glowpoint, Inc.
+1 530-756-4630	+1 312-235-3888, ext. 2052
ccink@comunicano.com	jbrust@glowpoint.com
www.glowpoint.com	www.glowpoint.com

MEDIA CONTACT:	INVESTOR RELATIONS CONTACT:
Cheryl Cink, for Glowpoint	Jonathan Brust
Glowpoint, Inc.
+1 530-756-4630	+1 312-235-3888, ext. 2052
ccink@comunicano.com	jbrust@glowpoint.com
www.glowpoint.com	www.glowpoint.com

Glowpoint Reports Second Quarter 2010 Results

HILLSIDE, N.J., Aug. 11, 2010 – Glowpoint, Inc. (OTCBB: GLOW), a global provider of managed services for telepresence and video conferencing, today announced financial results for the second quarter ended June 30, 2010.

Combined core revenue for the six months ended June 30, 2010 was $13.60 million, an increase of 7.9 percent from the comparable six-month period of 2009. The Company also had a 7.5 percent increase in quarterly core revenue from the comparable quarter of 2009. Core revenue is made up of recurring subscription and related revenues and non-subscription, usage-based conferencing services.

Given the current level of business activity, the Company sees its 2010 core revenue continuing to grow on a sequential quarterly basis, with the higher margin, managed services revenue accounting for the largest component of this growth. The Company’s investments in sales, marketing, service development, and operations, despite having a short-term impact on profitability, are expected to be the basis for accelerating growth and improved operating leverage during the second half of 2010 and the following year.

Highlights for the Six-Month Period and Second Quarter

•
Increased Core Revenue: Driven by continued growth in managed video services revenue, which increased by more than 74 percent from the comparable six-month period of 2009, overall core revenue increased 7.9 percent to $13.60 million, for the six-month period, from $12.6 million in the comparable period for 2009, and increased 7.5 percent to $7.08 million, from $6.59 million in the comparable quarter of 2009.

•
Enhanced Global Strategic Partnerships: Glowpoint continues to expand and enhance its partnerships with firms such as TATA Communications and Polycom. These relationships support the go-to-market strategy and product enhancements of Glowpoint’s cloud-based suite of managed services.

•	Improved Operating Liquidity: The Company secured a credit facility of $5 million with Silicon Valley Bank to further fund its growth.

•
Continued Investments in Product Development and Sales and Operating Efficiencies: The Company’s investments in sales, marketing, product development, and operations are anticipated to drive continued growth and improved operating margins in the coming quarters. The Company had an adjusted loss from operations of approximately $421,000, which excludes one-time charges, depreciation, and stock-based compensation.

•
Compelling Industry Dynamics: Published industry trends and forecasts indicated accelerated adoption and utilization of telepresence and high-definition video conferencing solutions across the corporate enterprise. The Company is the only publicly traded “pure play” exclusively targeting this growing market.

“Our focus continues to be investing in product, sales and marketing, strategic partnerships, and operating efficiencies, and we look forward to seeing a return on these investments in the very near future,” said Joe Laezza, Glowpoint’s president and chief executive officer. “Glowpoint’s services are recognized globally, and we will continue to work to capitalize on our unique position in a dynamic market of unified communications.”

Ed Heinen, Glowpoint’s chief financial officer and executive vice president of finance, further commented, “We are well capitalized, and confident in our cash position and ability to achieve top and bottom line growth, as we enter the second half of this year. We are focused on accelerating our growth rate in the second half of 2010, and beyond, with improved operating leverage. Given the growing, addressable global market opportunity, we believe that our defined approach will build sustainable long-term profitability and enhanced shareholder value.”

As reported, Glowpoint will host a conference call at 4:30 p.m. EDT today to discuss the financial results of the three- and six-months ended June 30, 2010, and to review plans for the remainder of 2010. To listen and participate, please visit: http://www.glowpoint.com/about/investors.asp.

Supporting Resources

•	Glowpoint Investor Information

•	Recent Glowpoint News and Events

•	Glowpoint on Twitter

About Glowpoint

Glowpoint, Inc. (OTCBB: GLOW) provides carrier-grade, managed telepresence and video communications services that are accessible via its cloud-based, hosted infrastructure and open architecture applications. Glowpoint's suite of robust telepresence and video conferencing solutions empowers enterprises to communicate with each other over disparate networks and technology platforms. Glowpoint supports thousands of video communications systems, in more than 53 countries, with its 24/7 video management services. Glowpoint also powers major broadcasters, Fortune 500 companies, as well as global carriers and video equipment manufacturers – and their customers – worldwide. To learn more, visit http://www.glowpoint.com.

Financial Information and Forward Looking Statements

This partial discussion of the statements of financial condition and operations of the Company should be read in conjunction with the consolidated financial statements and related notes contained in the Company’s annual report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 31, 2010.

Various remarks about the Company’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Such remarks are valid only as of today, and the Company disclaims any obligation to update this information. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

GLOWPOINT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and shares)

	June 30, 2010	December 31, 2009
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$1,877	$587
Accounts receivable, net of allowance for doubtful accounts of $269 and $262, respectively	3,639	3,323
Prepaid expenses and other current assets	546	291
Total current assets	6,062	4,201
Property and equipment, net	2,766	2,682
Other assets	112	31
Total assets	$8,940	$6,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,858	$3,232
Accrued expenses	1,298	879
Revolving loan facility	750	—
Accrued sales taxes and regulatory fees	703	888
Customer deposits	260	308
Deferred revenue	220	259
Total current liabilities	6,089	5,566
Long term liabilities:
Accrued sales taxes and regulatory fees, less current portion	65	195
Total long term liabilities	65	195
Total liabilities	6,154	5,761

Commitments and contingencies

Stockholders’ equity:
Preferred stock Series B, non-convertible; $.0001 par value; $100,000 stated value; 100 shares authorized and 80 and 0 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively, liquidation value of $8,000	8,000	—
Preferred stock Series A-2, convertible; $.0001 par value; $7,500 stated value; 7,500 shares authorized and 1,630 and 4,509 shares issued and outstanding at June 30, 2010 and December 31, 2009 recorded at fair value, respectively (liquidation value of $12,226 and $33,815, respectively) (see Note 9 for information related to Insider Purchasers)	5,161	14,275
Common stock, $.0001 par value;150,000,000 shares authorized; 81,733,401 and 66,531,087 shares issued at June 30, 2010 and December 31, 2009, respectively; 81,733,401 and 64,966,196 shares outstanding, at June 30, 2010 and December 31, 2009, respectively	8	7
Additional paid-in capital	153,397	150,659
Accumulated deficit	(163,780)	(162,405)
	2,786	2,536
Less: Treasury stock, 0 and 1,564,891 shares at cost	—	(1,383)
Total stockholders’ equity	2,786	1,153
Total liabilities and stockholders’ equity	$8,940	$6,914

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
 (Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2010	2009	2010	2009

Revenue	$13,985	$13,387	$7,264	$6,945

Operating expenses:
Network and Infrastructure	6,114	5,963	3,171	2,999
Global managed services	4,154	3,748	2,102	1,880
Sales and marketing	2,101	1,702	1,209	922
General and administrative	2,393	2,536	1,250	928
Depreciation and amortization	542	537	276	266
Sales taxes and regulatory fees	—	(178)	—	(88)
Total operating expenses	15,304	14,308	8,008	6,907
(Loss) income from operations	(1,319)	(921)	(744)	38

Interest and other expense:
Interest expense	54	213	18	66
Loss on extinguishment of debt	—	254	—	—
Increase (decrease) in fair value of derivative financial instruments’ liability, including $0, $20, $0 and $(11), respectively, for Insider Purchasers	—	691	—	(434)
Amortization of financing costs	2	—	2	—
Total interest and other expense	56	1,158	20	(368)
Net (loss) income	(1,375)	(2,079)	(764)	406
Loss on redemption of preferred stock	(778)	(1,999)	—	—
Net (loss) income attributable to common stockholders	$(2,153)	$(4,078)	$(764)	$406

Net (loss) income attributable to common stockholders per share:
Basic	$(0.03)	$(0.09)	$(0.01)	$0.01
Diluted	$(0.03)	$(0.09)	$(0.01)	$0.00

Weighted average number of common shares:
Basic	71,941	45,959	79,472	46,212
Diluted	71,941	45,959	79,472	92,717

 GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
Six Months Ended June 30, 2010
(In thousands except shares of Series B and A-2 Preferred Stock)

(Unaudited)

	Series B		Series A-2				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid In	Accum-ulated	Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Shares	Amount	Total
Balance at January 1, 2010	—	$—	5	$14,275	66,531	$7	$150,659	$(162,405)	1,565	$(1,383)	$1,153
Net loss	—	—	—	—	—	—	—	(1,375)	—	—	(1,375)
Stock-based compensation - stock options	—	—	—	—	—	—	126	—	—	—	126
Stock-based compensation - restricted stock	—	—	—	—	1,229	—	105	—	—	—	105
2010 Preferred Stock Exchange	50	5,000	(1)	(4,222)	—	—	(778)	—	—	—	—
Warrants issued in connection with 2010 Private Placement	—	—	—	—	—	—	443	—	—	—	443
Conversion of Preferred Stock	—	—	(2)	(4,892)	15,452	1	4,891	—	—	—	—
Cashless exercise of warrants	—	—	—	—	66	—	—	—	—	—	—
Exercise of stock options	—	—	—	—	20	—	7	—	—	—	7
Sale of Series B Preferred Stock	30	3,000	—	—	—	—	—	—	—	—	3,000
Cancellation of treasury stock	—	—	—	—	(1,565)	—	(1,383)	—	(1,565)	1,383	—
Costs related to 2010 Private Placement and Preferred Stock exchange	—	—	—	—	—	—	(673)	—	—	—	(673)
Balance at June 30, 2010	80	$8,000	2	$5,161	81,733	$8	$153,397	$(163,780)	—	$—	$2,786

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Six Months Ended June 30,
	2010	2009
Cash flows from Operating Activities:
Net loss	$(1,375)	$(2,079)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	542	537
Amortization of deferred financing costs	2	—
Other expense recognized for the increase in the estimated fair value of the derivative financial instruments	—	691
Bad debt expense	184	122
Accretion of discount on Senior Secured Notes	—	23
Loss on disposal of equipment	(19)	10
Loss on extinguishment of debt	—	254
Stock-based compensation	231	322
Increase (decrease) attributable to changes in assets and liabilities:
Accounts receivable	(500)	(509)
Prepaid expenses and other current assets	(255)	(120)
Other assets	(83)	2
Accounts payable	(374)	442
Customer deposits	(48)	(80)
Accrued expenses, sales taxes and regulatory fees	104	39
Deferred revenue	(39)	(61)
Net cash used in operating activities	(1,630)	(407)

Cash flows from Investing Activities:
Purchases of property and equipment	(607)	(647)
Net cash used in investing activities	(607)	(647)

Cash flows from Financing Activities:
Proceeds from preferred stock offering	3,000	1,800
Proceeds from revolving loan facility, net	750	—
Proceeds from exercise of stock options	7	—
Principal payments for capital lease	—	(77)
Purchase of Senior Secured Notes	—	(750)
Costs related to private placement	(230)	(221)
Net cash provided by financing activities	3,527	752

Increase (decrease) in cash and cash equivalents	1,290	(302)
Cash and cash equivalents at beginning of period	587	1,227
Cash and cash equivalents at end of period	$1,877	$925

Supplement disclosures of cash flow information:
Cash paid during the period for
Interest	$54	$43

Non-cash investing and financing activities:

Costs related to private placement incurred by issuance of placement agent warrants	$443	$133
Exchange of Senior Secured Notes for Series A-1 Preferred Stock	—	1,076
Additional Senior Secured Notes issued as payment for interest	—	55